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                                                                   Exhibit 10.7c

                        JOHN Q. HAMMONS HOTEL LETTERHEAD

January 27, 2000


CONFIDENTIAL
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Mr. Bill Mead
Embassy Suites Greensboro
204 Centreport Drive
Greensboro, NC  27409

Dear Mr. Mead:

As a follow-up to our several telephone conferences, this letter will confirm our understanding relative to two phases of our agreement:

     A. During this five-year contractual period, John Q. Hammons and Bill Mead will attempt to select a strong market for the purpose of using the availability to build 1, 2 or 3 Residence Inn hotel projects. As we discussed, the market must be correct as well as the site location. The ownership will be 75/25 and all or any equities required can perhaps be financed also (at least a substantial portion).

     B. The sum of $65,000.00 we discussed will be paid at an equal amount on a monthly basis on the first of the month, starting April 1, 2000.

     C. This agreement is terminated if the contract with John Q. Hammons Hotels, Inc. is also terminated.

The above items I believe answer the questions and discussion that we had on the telephone.

                             Respectfully submitted,

                              /s/  John Q. Hammons
                             ---------------------------------------------------
                             John Q. Hammons

Witness:


    /s/ Lynn Harman
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   /s/ Angie Harp
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